                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                             barnesandnoble.com inc.

         barnesandnoble.com inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of this corporation is barnesandnoble.com inc. The original Certificate of Incorporation was filed on March 11, 1999.

         2. This Amended and Restated Certificate of Incorporation restates and amends the original Certificate of Incorporation to read in its entirety as follows:

         "FIRST: The name of the corporation is barnesandnoble.com inc. (the "Corporation").

         SECOND: The registered office of the Corporation is to be located at Loockerman Square, Suite L-100, City of Dover, County of Kent, State of Delaware. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

         THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the "GCL").

         FOURTH: (a) Authorized Capital Stock. The total number of shares of stock that the Corporation shall have the authority to issue is 750,000,000 shares, consisting of: (i) 500,000,000 shares of Class A Common Stock, par value $.001 per share (the "Class A Common Stock"); (ii) 100,000,000 shares of Class B Common Stock, par value $.001 per share (the "Class B Common Stock"); (iii) 100,000,000 shares of Class C Common Stock, par value $.001 per share (the "Class C Common Stock"); and (iv) 50,000,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"), issuable in one or more series as hereinafter provided. The Class A Common Stock, the Class B Common Stock and the Class C Common Stock shall hereinafter collectively be called the "Common Stock." The number of authorized shares of any class or classes of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by each of the following, voting separately as a class: (x) the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors ("Voting Stock") irrespective of the provisions of Section 242(b)(2) of the GCL or any corresponding provision hereinafter enacted; (y) if a Class B Director (as defined below) is then entitled to be a member of the Special Committee (as defined in the By-laws of the Corporation (the "Bylaws")), by the affirmative vote of the holders of a majority of the Class B Common Stock; and (z) if a Class C Director (as defined below) is then entitled to be a member of the Special Committee, by the affirmative vote of the holders of a majority of the Class C Common Stock.

                  (b)      Terms of Common Stock; Voting; Directors.

                           (i)      Rights and Privileges; Voting Rights.  (A)
All shares of Common Stock will be identical in all respects and will entitle the holders thereof to the same rights and privileges, except as otherwise provided in this Certificate of Incorporation.

                                    (B)     The holders of shares of Common
Stock shall have the following voting rights:

                                            (1)      Each holder of Class A
Common Stock shall be entitled to the following number of votes in person or by proxy on all matters submitted to a vote of the stockholders of the Corporation: one (1) multiplied by the number of shares of Class A Common Stock held by such holder.

                                            (2)      Each holder of Class B
Common Stock and/or Class C Common Stock shall be entitled to the following number of votes in person or by proxy on all matters submitted to a vote of the stockholders of the Corporation: ten (10) multiplied by the sum of (x) the number of shares of Class B Common Stock and/or Class C Common Stock held by such holder and (y) the number of Membership Units (as defined below) held by such holder. "Membership Units" shall mean membership units in barnesandnoble.com llc, the Delaware limited liability company in which the Corporation is the sole Manager, or any successor entity thereto (the "Operating Company"), issued under its Limited Liability Company Agreement (as amended, the "LLC Agreement").

                                            (3)      Except as may be provided
pursuant to resolutions of the Board, adopted pursuant to the provisions of this Certificate of Incorporation and the By-laws, establishing any series of Preferred Stock and granting to the holders of such shares of Preferred Stock rights to elect additional directors under specified circumstances, and subject to Article FOURTH, Clause (b)(iii)(D) and (E) and Article SIXTH, Clause (b) below, the Board of Directors shall consist of nine (9) directors; provided, however, that if there shall be less than three (3) classes of Common Stock issued and outstanding, the Board of Directors shall consist of three (3) directors multiplied by the number of classes of Common Stock issued and outstanding. Subject to Article FOURTH, Clause (b)(iii)(D) and (E) and Article SIXTH, Clause (b) below: (x) the holders of the Class B Common Stock, voting separately as a class, shall be entitled to elect three (3) of the nine (9) directors of the Board, one (1) director for each of the three (3) classes referred to in Clause (a) of Article SIXTH below (each a "Class B Director");
(y) the holders of the Class C Common Stock, voting separately as a class, shall be entitled to elect three (3) of the nine (9) directors of the Board, one (1) director for each of the three (3) classes referred to in Clause (a) of Article SIXTH below (each a "Class C Director"); and (z) the remaining three (3) directors, one (1) director for each of the three (3) classes referred to in Clause (a) of Article SIXTH below (each a "Class A Director"), shall be elected by the vote of the holders of the Common Stock, voting as one class.

                                            (4)      Except as otherwise
required in this Certificate of Incorporation or the By-laws or by applicable law, the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation (or if any holders of shares of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of shares of Preferred Stock).

                                    (C)     Notwithstanding anything in this
Certificate of Incorporation to the contrary, no vote of the holders of Class A Common Stock, and only the vote of seventy-five percent (75%) of the holders of each of the Class B Common Stock and the Class C Common Stock, each voting separately as a class, shall be required to approve a merger of the Operating Company (and optionally any one or more of its subsidiaries) into the Corporation, and to amend this Certificate of Incorporation accordingly; provided that the Corporation is the surviving entity in the merger and the economic and voting interests of the holders of Class A Common Stock in the merged entities (taken as a whole) immediately after such merger is the same as the economic and voting interests of the holders of Class A Common Stock in the merged entities (taken as a whole) immediately before such merger.

                           (ii)     Dividends and Distributions.

                                    (A)     Subject to the preferences
applicable to Preferred Stock, if any, outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Corporation's Board of Directors (the "Board") from time to time out of assets or funds of the Corporation legally available therefor; provided, that, subject to the provisions of this Section, the Corporation shall not pay dividends or make distributions to any holders of any class of Common Stock unless simultaneously with such dividend or distribution, as the case may be, the Corporation makes the same dividend or distribution with respect to each outstanding share of Common Stock regardless of class.

                                    (B) In the case of dividends or other
distributions payable in Class A Common Stock, Class B Common Stock or Class C Common Stock including distributions pursuant to stock splits or divisions of Class A Common Stock, Class B Common Stock or Class C Common Stock which occur after the first date upon which the Corporation has issued shares of any of Class A Common Stock, Class B Common Stock or Class C Common Stock, only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock, only shares of Class B Common Stock shall be distributed with respect to

Class B Common Stock, and only shares of Class C Common Stock shall be distributed with respect to Class C Common Stock. In the case of any such dividend or distribution payable in shares of Class A Common Stock, Class B Common Stock or Class C Common Stock, the number of shares of each class of Common Stock payable per share of such class of Common Stock shall be equal in number.

                                    (C) In the case of dividends or other
distributions consisting of other voting securities of the Corporation or of voting securities of any corporation which is a wholly owned subsidiary of the Corporation, the Corporation shall declare and pay such dividends in three separate classes of such voting securities, identical in all respects, except that: (1) the voting rights of each such security paid to the holders of Class B Common Stock and Class C Common Stock, when compared to the voting rights of each such security paid to the holders of Class A Common Stock, shall have voting rights determined pursuant to the same formula as provided in Clause
(b)(i)(B)(2) of Article FOURTH above; (2) such security paid to the holders of Class B Common Stock shall convert into the security paid to the holders of Class A Common Stock upon the same terms and conditions applicable to the conversion of Class B Common Stock into Class A Common Stock and shall have the same restrictions on transfer and ownership applicable to the transfer and ownership of Class B Common Stock; (3) such security paid to the holders of Class C Common Stock shall convert into the security paid to the holders of Class A Common Stock upon the same terms and conditions applicable to the conversion of Class C Common Stock into Class A Common Stock and shall have the same restrictions on transfer and ownership applicable to the transfer and ownership of Class C Common Stock; and (4) with respect only to dividends or other distributions of voting securities of any corporation which is a wholly owned subsidiary of the Corporation, the respective voting rights of each such security paid to holders of Class A Common Stock, Class B Common Stock and Class C Common Stock with respect to the election of directors shall otherwise be as comparable as is practicable to those of the Class A Common Stock, Class B Common Stock and Class C Common Stock, respectively.

                                    (D) In the case of dividends or other
distributions consisting of securities convertible into, or exchangeable for, voting securities of the Corporation or voting securities of another corporation which is a wholly owned subsidiary of the Corporation, the Corporation shall provide that such convertible or exchangeable securities and the underlying securities be identical in all respects (including, without limitation, the conversion or exchange rate), except that: (1) the voting rights of each security underlying the convertible or exchangeable security paid to the holders of Class B Common Stock and Class C Common Stock, when compared to the voting rights of each security underlying the convertible or exchangeable security paid to the holders of the Class A Common Stock, shall have voting rights determined pursuant to the same formula as provided in Clause (b)(i)(B)(2) of Article FOURTH above; (2) such underlying securities paid to the holders of the Class B Common Stock shall convert into the underlying securities paid to the holders of Class A Common Stock upon the same terms and conditions applicable to the conversion of Class B Common Stock into Class A

Common Stock and shall have the same restrictions on transfer and ownership applicable to the transfer and ownership of the Class B Common Stock; and (3) such underlying securities paid to the holders of the Class C Common Stock shall convert into the underlying securities paid to the holders of Class A Common Stock upon the same terms and conditions applicable to the conversion of Class C Common Stock into Class A Common Stock and shall have the same restrictions on transfer and ownership applicable to the transfer and ownership of the Class C Common Stock.

                           (iii)    Conversion of Class B Common Stock and Class
C Common Stock; Exchange of Membership Units.

                                    (A)     Each holder of Class B Common Stock
or Class C Common Stock shall be entitled to convert, at any time and from time to time, any or all of the shares of such holder's Class B Common Stock or Class C Common Stock, as the case may be, on a one-for-one basis, into the same number of fully paid and non-assessable shares of Class A Common Stock. Such right shall be exercised by the surrender to the Corporation of the certificate or certificates representing the shares of Class B Common Stock or Class C Common Stock to be converted at any time during normal business hours at the principal executive offices of the Corporation or at the office of the Corporation's transfer agent (the "Transfer Agent"), accompanied by a written notice of the holder of such shares stating that such holder desires to convert such shares, or a stated number of the shares represented by such certificate or certificates, into an equal number of shares of Class A Common Stock, and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to Article FOURTH, Clause
(b)(iii)(I) below.

                                    (B)     Subject to adjustment as provided in
Article FOURTH, Clause (b)(iv) below, each holder (other than the Corporation) of a Membership Unit shall be entitled to exchange, at any time and from time to time, any or all of such holder's Membership Units, on a one-for-one basis, into the same number of fully paid and non-assessable shares of Class A Common Stock. Such right shall be exercised by the surrender to the Corporation of the certificate or certificates representing the Membership Units to be exchanged at any time during normal business hours at the principal executive offices of the Corporation or at the office of the Transfer Agent, accompanied by a written notice of the holder of such Membership Units stating that such holder desires to exchange such Membership Units, or a stated number of Membership Units represented by such certificate or certificates, into an equal number of shares of Class A Common Stock, and by instruments of transfer to the Corporation, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to Article FOURTH, Clause (b)(iii)(I) below.

                                    (C) Each share of Class B Common Stock or
Class C Common Stock transferred by one or more Parent Entities (as defined below) to one or more persons or entities other than Parent Entities shall automatically convert into one (1) fully paid and non-assessable share of Class A Common Stock upon such disposition, provided that no such conversion shall occur solely as a result of the pledge or hypothecation of any Class B Common Stock or Class C Common Stock by a Parent Entity. "Parent Entities" shall mean, collectively, Barnes & Noble, Inc. ("B&N"), Bertelsmann AG ("BAG"), and any of their respective Affiliates (other than an Affiliate in which a Restricted Transferee owns an interest). "Affiliate" and "Restricted Transferee" shall have the meanings ascribed thereto in the LLC Agreement.

                                    (D) If at any time the number of shares of
Class B Common Stock outstanding, together with the number of outstanding Membership Units held by the holders of such Class B Common Stock, constitutes less than fifteen percent (15%) of the number of then outstanding Membership Units, then each share of Class B Common Stock then issued and outstanding shall thereupon be converted automatically as of such date into one (1) fully paid and non-assessable share of Class A Common Stock. Upon the determination by the Corporation that such automatic conversion has occurred, notice of such automatic conversion shall be given by the Corporation by means of a press release and written notice to all holders of Class B Common Stock, and shall be given as soon as practicable, and the Secretary of the Corporation shall be instructed to, and shall promptly, request from each holder of Class B Common Stock that each such holder promptly deliver, and each such holder shall promptly deliver, the certificate representing each such share of Class B Common Stock to the Corporation for exchange hereunder, together with instruments of transfer, in form satisfactory to the Corporation and the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and together with transfer tax stamps or funds therefor, if required pursuant to Article FOURTH, Clause (b)(iii)(I) below. Effective upon such automatic conversion of the Class B Common Stock, the Class B Directors shall be deemed to have resigned from the Board and all committees of the Board upon which they serve, and the Board and all such committees shall be deemed reduced in size (and no vacancies shall be created) by such resignations.

                                    (E) If at any time the number of shares of
Class C Common Stock outstanding, together with the number of outstanding Membership Units held by the holders of such Class C Common Stock, constitutes less than fifteen percent (15%) of the number of then outstanding Membership Units, then each share of Class C Common Stock then issued and outstanding shall thereupon be converted automatically as of such date into one (1) fully paid and non-assessable share of Class A Common Stock. Upon the determination by the Corporation that such automatic conversion has occurred, notice of such automatic conversion shall be given by the Corporation by means of a press release and written notice to all holders of Class C Common Stock, and shall be given as soon as practicable, and the Secretary of the Corporation shall be instructed to, and shall promptly, request from each holder of Class C Common Stock that each such holder promptly deliver, and each such holder shall promptly deliver, the certificate representing each such share of Class C Common Stock to the Corporation for exchange hereunder, together with instruments of transfer, in form satisfactory to the Corporation and the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and together with transfer tax stamps or funds therefor, if required pursuant to Article FOURTH, Clause
(b)(iii)(I) below. Effective upon such automatic conversion of the Class C Common Stock, the Class C Directors shall be deemed to have resigned from the Board and all committees of the Board upon which they serve, and the Board and all such committees shall be deemed reduced in size (and no vacancies shall be created) by such resignations.

                                    (F)     As promptly as practicable following
the surrender for conversion of a certificate representing shares of Class B Common Stock or Class C Common Stock in the manner provided in Article FOURTH, Clauses (b)(iii)(A), (C), (D) or (E) above, or the surrender for exchange of a certificate representing Membership Units in the manner provided in Article FOURTH, Clause (b)(iii)(B) above, as applicable, and the payment in cash of any amount required by the provisions of Article FOURTH, Clause (b)(iii)(I) below, the Corporation will deliver or cause to be delivered at the office of the Transfer Agent, a certificate or certificates representing the number of full shares of Class A Common Stock issuable upon such conversion or exchange, issued in such name or names as such holder may direct. Such conversion or exchange shall be deemed to have been effected immediately prior to the close of business on the date of the surrender of the certificate or certificates representing shares of Class B Common Stock, Class C Common Stock or Membership Units, as the case may be. Upon the date any such conversion or exchange is made or effected, all rights of the holder of such shares of Class B Common Stock, Class C Common Stock or Membership Units as such holder shall cease, and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock; provided, however, that if any such surrender and payment occurs on any date when the stock transfer books of the Corporation shall be closed, the person or persons in whose name or names the certificate or certificates representing shares of Class A Common Stock are to be issued shall be deemed the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which the stock transfer books are open.

                                    (G) In the event of a reclassification or
other similar transaction as a result of which the shares of Class A Common Stock are converted into another security, then a holder of Class B Common Stock, Class C Common Stock or Membership Units shall be entitled to receive upon conversion or exchange the amount of such security that such holder would have received if such conversion or exchange had occurred immediately prior to the record date of such reclassification or other similar transaction. No adjustments in respect of dividends shall be made upon the conversion or exchange of any share of Class B Common Stock, Class C Common Stock or Membership Unit; provided, however, that if a share of Class B Common Stock, Class C Common Stock or Membership Unit shall be converted or exchanged subsequent to the record date for the payment of a dividend or other distribution on shares of Class B Common Stock, Class C Common Stock or Membership Units but prior to such payment, then the registered holder of such share or Membership Unit at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share or Membership Unit on such date notwithstanding the conversion or exchange thereof or the default in payment of the dividend or distribution due on such date.

                                    (H) The Corporation covenants that it will
at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon conversion or exchange of the outstanding shares of Class B Common Stock, Class C Common Stock or Membership Units, such number of shares of Class A Common Stock that shall be issuable upon the conversion of all such outstanding shares of Class B Common Stock and Class C Common Stock and the exchange of all such outstanding Membership Units; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of the conversion or exchange of the outstanding shares of Class B Common Stock, Class C Common Stock or Membership Units by delivery of purchased shares of Class A Common Stock which are held in the treasury of the Corporation. The Corporation covenants that if any shares of Class A Common Stock require registration with or approval of any governmental authority under any federal or state law before such shares of Class A Common Stock may be issued upon conversion or exchange, the Corporation will cause such shares to be duly registered or approved, as the case may be. The Corporation will use its best efforts to list the shares of Class A Common Stock required to be delivered upon conversion or exchange prior to such delivery upon each national securities exchange upon which the outstanding Class A Common Stock is listed at the time of such delivery. The Corporation covenants that all shares of Class A Common Stock that shall be issued upon conversion or exchange of the shares of Class B Common Stock, Class C Common Stock or Membership Units will, upon issue, be validly issued, fully paid and non-assessable.

                                    (I) The issuance of certificates for shares
of Class A Common Stock upon conversion or exchange of shares of Class B Common Stock, Class C Common Stock or Membership Units shall be made without charge to the holders of such shares or Membership Units for any stamp or other similar tax in respect of such issuance; provided, however, that if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock or Class C Common Stock converted or the Membership Units exchanged, then the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid or is not payable.

                                    (J)     Shares of Class B Common Stock or
Class C Common Stock that are converted into shares of Class A Common Stock as provided herein shall continue to be authorized shares of Class B Common Stock or Class C Common Stock, as the case may be, and available for reissue by the Corporation; provided, however, that no shares of Class B

Common Stock or Class C Common Stock shall be reissued except as expressly permitted by Article FOURTH, Clause (b)(ii) above and Article FOURTH, Clause
(b)(iv) below.

                           (iv)     Stock Splits.  The Corporation shall not in
any manner subdivide (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combine (by reverse stock split, reclassification, recapitalization or otherwise) the outstanding shares of one class of Common Stock unless the outstanding shares of all classes of Common Stock shall be proportionately subdivided or combined. The exchange rights for Membership Units shall be adjusted accordingly if there is: (A) any subdivision (by any unit split, unit distribution, reclassification, recapitalization or otherwise) or combination (by reverse unit split, reclassification, recapitalization or otherwise) of the Membership Units that is not accompanied by an identical subdivision or combination of the Common Stock; or (B) any subdivision (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the Common Stock that is not accompanied by an identical subdivision or combination of the Membership Units.

                           (v)      Options, Rights or Warrants.

                                    (A)     The Corporation shall not make any
offering of options, rights or warrants to subscribe for shares of Class B Common Stock or Class C Common Stock. If the Corporation makes an offering of options, rights or warrants to subscribe for shares of any class or classes of capital stock, other than Class B Common Stock or Class C Common Stock, to all holders of a class of Common Stock, then the Corporation shall simultaneously make an identical offering to all holders of the other classes of Common Stock other than to any class of Common Stock the holders of which, voting as a separate class, determine that such offering need not be made to such class. All such options, rights or warrants offerings shall offer the respective holders of Class A Common Stock, Class B Common Stock and Class C Common Stock the right to subscribe at the same rate per share.

                                    (B)     Subject to Article FOURTH, Clauses
(b)(iii)(E) and (b)(v)(A) above, the Corporation shall have the power to create and issue, whether or not in connection with the issue and sale of any shares of stock or other securities of the Corporation, rights or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes at the time authorized (other than Class B Common Stock or Class C Common Stock), such rights or options to have such terms and conditions, and to be evidenced by or in such instrument or instruments, as shall be approved by the Board.

                           (vi)     Mergers, Consolidation, Etc.  In the event
that the Corporation shall enter into any consolidation, merger, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, and in such event, the shares of each class of Common Stock shall be exchanged for or changed into either (A) the same amount of stock, securities, cash and/or any other property, as the case may be, into which or for which each share of any other class of Common Stock is exchanged or changed; provided, however, that if shares of Common Stock are exchanged for or changed into shares of capital stock, such shares so exchanged for or changed into may differ to the extent and only to the extent that the Class A Common Stock, the Class B Common Stock and the Class C Common Stock differ as provided herein, or (B) if holders of each class of Common Stock are to receive different distributions of stock, securities, cash and/or any other property, an amount of stock, securities, cash and/or property per share having a value, as determined by an independent investment banking firm of national reputation selected by the Board, equal to the value per share into which or for which each share of any other class of Common Stock is exchanged or changed.

                           (vii)    Liquidation Rights.  In the event of any
dissolution, liquidation or winding-up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and after making provision for the holders of each series of Preferred Stock, if any, the remaining assets and funds of the Corporation, if any, shall be divided among and paid ratably to the holders of the shares of the Class A Common Stock, the Class B Common Stock and the Class C Common Stock treated as a single class.

                           (viii)   No Preemptive Rights.  Except as provided
in Article FOURTH, Clause (b)(v) above, the holders of shares of Common Stock are not entitled to any preemptive right to subscribe for, purchase or receive any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of bonds, debentures or other securities convertible into or exchangeable for stock.

                  (c)      Preferred Stock.

                           (i)  Authorization.  Subject to the voting and
approval procedures set forth in the By-laws, the Board is hereby expressly granted authority to authorize in accordance with law from time to time the issue of one or more series of Preferred Stock and with respect to any such series to fix by resolution or resolutions the numbers, powers, designations, preferences and relative, participating, optional or other special rights of such series and the qualifications, limitations or restrictions thereof, including but without limiting the generality of the foregoing, the following:

                                    (A)     entitling the holders thereof to
cumulative, non-cumulative or partially cumulative dividends, or to no dividends;

                                    (B) entitling the holders thereof to receive
dividends payable on a parity with, junior to, or in preference to, the dividends payable on any other class or series of capital stock of the Corporation;

                                    (C)     entitling the holders thereof to
rights upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any other distribution of the assets of, the Corporation, on a parity with, junior to or in preference to, the rights of any other class or series of capital stock of the Corporation;

                                    (D)     providing for the conversion, at the
option of the holder or of the Corporation or both, of the shares of Preferred Stock into shares of any other class or classes of capital stock of the Corporation or of any series of the same or any other class or classes or into property of the Corporation or into the securities or properties of any other corporation or person, including provision for adjustment of the conversion rate in such events as the Board shall determine, or providing for no conversion;

                                    (E)     providing for the redemption, in
whole or in part, of the shares of Preferred Stock at the option of the Corporation or the holder thereof, in cash, bonds or other property, at such price or prices (which amount may vary under different conditions and at different redemption dates), within such period or periods, and under such conditions as the Board shall so provide, including provisions for the creation of a sinking fund for the redemption thereof, or providing for no redemption;

                                    (F)     lacking voting rights or having
limited voting rights or enjoying general, special or multiple voting rights;
and

                                    (G)     specifying the number of shares
constituting that series and the distinctive designation of that series.

All shares of any one series of Preferred Stock shall be identical in all respects with the other shares of such series, except that shares of any one series of Preferred Stock issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The Board may change the powers, designation, preferences, rights, qualifications, limitations and restrictions of, and number of shares in, any series of Preferred Stock as to which no shares are issued and outstanding.

                           (ii)     Dividends.  Dividends on outstanding shares
of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period.

                           (iii)    Liquidation Rights.  If upon any voluntary
or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed in accordance with the respective priorities and preferential amounts (including unpaid cumulative dividends, if any, and interest thereon, if any) payable with respect thereto, and among shares of any series of Preferred Stock, ratably among the shares of such series.

         FIFTH: The duration of this Corporation is to be perpetual.

         SIXTH: (a) Classification of Directors. Subject to Article FOURTH, Clause (b)(iii)(D) and (E) above and Article SIXTH, Clause (b) below, the directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be classified, with respect to the time for which they severally hold office, into three classes of three (3) directors each, one class initially to be elected for a term expiring at the annual meeting of stockholders to be held in 2000, another class initially to be elected for a term expiring at the annual meeting of stockholders to be held in 2001 and another class initially to be elected for a term expiring at the annual meeting of stockholders to be held in 2002, with the members of each class to hold office until their successors have been elected and qualified. Subject to Article FOURTH, Clause (b)(iii)(D) and (E) above and Article SIXTH, Clause (b) below, each class of three (3) directors shall consist of one (1) Class A Director, one (1) Class B Director and one (1) Class C Director. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third (3rd) year following the year of their election. Directors need not be stockholders of the Corporation.

                (b) Reduction in Number. (i) At any time that the holders of Class B Common Stock transfer (other than to Parent Entities) in the aggregate (i.e. together with all other shares of Common Stock and/or Membership Units previously transferred by holders of Class B Common Stock other than to Parent Entities) a number of shares of Common Stock and/or Membership Units constituting an aggregate of more than ten percent (10%) of the number of outstanding Membership Units (a "Class B Triggering Event"), then the number of Class B Directors (and the resulting size of the Board) shall be reduced from three (3) to two (2) by the automatic resignation of one of the Class B Directors (such resigning Class B Director to be selected by the Class B Directors within ten (10) days prior to the occurrence of the Class B Triggering Event). In the absence of such selection within said ten-day period, the Class C Directors shall select the Class B Director who shall be deemed to have resigned. In calculating whether the Class B Triggering Event has occurred, each time a transfer of shares of Common Stock and/or Membership Units occurs (other than to a Parent Entity), a calculation shall be made with respect to the percentage that such number of shares and/or units transferred bears to the number of then outstanding Membership Units. This percentage shall be added to the aggregate of such percentages calculated at the respective times of all prior transfers by the holders of the Class B Common Stock (other than to a Parent Entity).

                                    (ii)  At any time that the holders of Class
C Common Stock transfer (other than to Parent Entities) in the aggregate (i.e. together with all other shares of Common Stock and/or Membership Units previously transferred by holders of Class C Common

Stock other than to Parent Entities) a number of shares of Common Stock and/or Membership Units constituting an aggregate of more than ten percent (10%) of the number of outstanding Membership Units (a "Class C Triggering Event"), then the number of Class C Directors (and the resulting size of the Board) shall be reduced from three (3) to two (2) by the automatic resignation of one of the Class C Directors (such resigning Class C Director to be selected by the Class C Directors within ten (10) days prior to the occurrence of the Class C Triggering Event). In the absence of such selection within said ten-day period, the Class B Directors shall select the Class C Director who shall be deemed to have resigned. In calculating whether the Class C Triggering Event has occurred, each time a transfer of shares of Common Stock and/or Membership Units occurs (other than to a Parent Entity), a calculation shall be made with respect to the percentage that such number of shares and/or units transferred bears to the number of then outstanding Membership Units. This percentage shall be added to the aggregate of such percentages calculated at the respective times of all prior transfers by the holders of the Class C Common Stock (other than to a Parent Entity).

                  (c) Vacancies in the Board. Except as provided in Article FOURTH, Clause (b)(iii)(D) and (E) and Article SIXTH, Clause (b) above, any vacancies resulting from death, resignation, disqualification, removal or other cause with respect to a Class A Director shall be filled by the affirmative vote of the remaining directors then in office, even if less than a quorum of the Board. Any vacancies resulting from death, resignation, disqualification, removal or other cause with respect to a Class B Director shall be filled only by the affirmative vote of the remaining Class B Directors then in office, even if less than a quorum of the Board, or by a sole remaining Class B Director. In the absence of a sole remaining Class B Director, such vacancies shall be filled by a majority vote of the holders of the Class B Common Stock, voting separately as a class. Any vacancies resulting from death, resignation, disqualification, removal or other cause with respect to a Class C Director shall be filled only by the affirmative vote of a majority of the remaining Class C Directors then in office, even if less than a quorum of the Board, or by a sole remaining Class C Director. In the absence of a sole remaining Class C Director, such vacancies shall be filled by a majority vote of the holders of the Class C Common Stock, voting separately as a class. Any director elected in accordance with this Clause (c) shall hold office until the annual meeting of stockholders at which the term of office of the class to which such director has been elected expires, and until such director's successor shall have been duly elected and qualified.

                  (d) Removal of Directors. (i) Subject to Article SIXTH, Clause
(d)(ii) below, any director may be removed from office only for cause by the affirmative vote of the holders of at least seventy percent (70%) of the voting power of the Voting Stock, voting together as a single class.

                           (ii)     Notwithstanding the foregoing, (i) any Class
A Director may be removed at any time , with or without cause, by majority vote of the holders of the Voting Stock, voting together as one class, (ii) any Class B Director may be removed at any time, with or without cause, by majority vote of the holders of the Class B Common Stock, voting separately as a class, and (iii) any Class C Director may be removed at any time, with or without cause, by majority vote of the holders of the Class C Common Stock, voting separately as a class.

         SEVENTH: The affirmative vote of the holders of at least seventy percent (70%) of the issued and outstanding Voting Stock, voting as one class, shall be required to amend or repeal this Certificate of Incorporation; provided, however, that no such amendment shall adversely affect the rights of the holders of Class A Common Stock, Class B Common Stock or Class C Common Stock, respectively, unless the holders of such Class A Common Stock, Class B Common Stock or Class C Common Stock, as the case may be, voting separately as a class, shall by majority vote approve such amendment. Subject to Section 4.1 of the By-laws, the Board may from time to time make, amend, supplement or repeal the By-laws by vote of a majority of the Board; provided, however, that the stockholders may change or amend or repeal any provision of the By-laws by each of: (i) the affirmative vote of the holders of a majority of the Voting Stock, voting as one class; (ii) if a Class B Director is then entitled to be a member of the Special Committee, by the affirmative vote of the holders of a majority of the Class B Common Stock, voting separately as a class; and (iii) if a Class C Director is then entitled to be a member of the Special Committee, by the affirmative vote of the holders of a majority of the Class C Common Stock, voting separately as a class.

         EIGHTH: Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

         NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, provided that such action is approved in the manner, and otherwise complies with the requirements, set forth in this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

         TENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the GCL; or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this provision shall be prospective only and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

         ELEVENTH: The Corporation, to the fullest extent permitted by Section 145 of the GCL, as the same may be amended and supplemented, may indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person."

         3. This Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors of the Corporation and consented to in writing and authorized by the holders of all of the issued and outstanding stock entitled to vote thereon.

         4. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, barnesandnoble.com inc. has caused this Amended and Restated Certificate of Incorporation to be signed and attested as of the ____ day of _________, 1999.

                                               barnesandnoble.com inc.

                                               By:______________________________
                                                  Name:
                                                  Title:

Attest:

By:_______________________
   Name:
   Title: